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                                                                EXHIBIT 23.5


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our report in this Form 8-K into the previously filed Registration Statements of Republic Industries, Inc. on Forms S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 33-65289, 333-01757, 333-04269, 333-08479,
333-18009, 333-20667 and 333-23415), Form S-4 (Registration No. 333-17915) and
Forms S-8 (Registration Nos. 33-93742, 333-07623, 333-19453 and 333-20669).


COHEN & COMPANY


Cleveland, Ohio
June 10, 1997